Exhibit 32.2

BOSTON LIFE SCIENCES, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Boston Life Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Joseph P. Hernon, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Boston Life Sciences, Inc. and will be retained by Boston Life Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ JOSEPH P. HERNON
Joseph P. Hernon
Executive Vice President, Chief Financial Officer and Secretary

Date: November 15, 2004